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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 9, 2009 (except for the adjustments to retrospectively apply the discontinued operations for the Southeast division of the Public Safety and Security segment as described in Note 3, as to which the date is August 12, 2009) with respect to the consolidated financial statements of Kratos Defense & Security Solutions, Inc. and subsidiaries included in the Current Report on Form 8-K to be filed on August 13, 2009 which is incorporated by reference in this Registration Statement. We have also issued our report dated March 9, 2009 with respect to internal control over financial reporting of Kratos Defense & Security Solutions, Inc. and subsidiaries, which is included in the Annual Report on Form 10-K for the year ended December 28, 2008 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/GRANT THORNTON LLP

San Diego, CA
August 12, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM